Exhibit 21.1

List of Subsidiaries

Name of Subsidiary	State of Organization

EnLink Midstream, Inc.	Delaware

EnLink Midstream Partners, LP	Delaware

Acacia Natural Gas Corp I, Inc.	Texas

EnLink Midstream Holdings, LP	Delaware

EnLink Midstream Holdings GP, LLC	Delaware

Acacia Natural Gas, L.L.C.	Delaware

SWG Pipeline L.L.C.	Texas

EnLink Midstream Services, LLC	Texas

EnLink Midstream GP, LLC	Delaware

EnLink Midstream Operating GP, LLC	Delaware

EnLink Energy GP, LLC	Delaware

EnLink Midstream Operating, LP	Delaware

EnLink Midstream Finance Corporation	Delaware

EnLink Gas Marketing, LP	Texas

EnLink Texas Processing, LP	Texas

EnLink Louisiana Gathering, LLC	Louisiana

EnLink LIG, LLC	Louisiana

EnLink Tuscaloosa, LLC	Louisiana

EnLink LIG Liquids, LLC	Louisiana

EnLink DC Gathering Company, J.V.	Texas

EnLink North Texas Pipeline, LP	Texas

EnLink North Texas Gathering, LP	Texas

EnLink Processing Services, LLC	Delaware

EnLink Pelican, LLC	Delaware

EnLink Crude Marketing, LLC	Delaware

EnLink NGL Marketing, LP	Texas

EnLink NGL Pipeline, LP	Texas

Sabine Pass Plant Facility Joint Venture	Texas

EnLink Permian, LLC	Texas

EnLink Permian II, LLC	Texas

EnLink Texas NGL Pipeline, LLC	Texas

EnLink ORV Holdings, Inc.	Delaware

Appalachian Oil Purchasers, LLC	Delaware

Kentucky Oil Gathering, LLC	Delaware

M&B Gas Services, LLC	Delaware

Ohio Oil Gathering II, LLC	Delaware

Ohio Oil Gathering III, LLC	Delaware

OOGC Disposal Company I, LLC	Delaware

West Virginia Oil Gathering, LLC	Delaware

Ohio River Valley Pipeline, LLC	Delaware

Clearfield Ohio Holdings, Inc.	Delaware